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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 1 to Registration Statement No. 333-189838 of our report dated May 8, 2013, relating to the balance sheet of OCI Resources LP as of May 3, 2013, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
Atlanta, Georgia
July 22, 2013

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  Exhibit 23.1